UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  JUNE 21, 2006
                                                  ------------------------------

                              SUNTERRA CORPORATION
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             (Exact name of registrant as specified in its charter)

       MARYLAND                       001-13815               95-4582157
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(State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)             File Number)            Identification No.)

          3865 W. CHEYENNE AVE.
           NORTH LAS VEGAS, NV                                           89032
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code  (702) 804-8600
                                                    ----------------------------

                                       N/A
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         The disclosure set forth in Item 5.02 with respect to Nicholas J. Benson, James A. Weissenborn and Robert A. Krawczyk are incorporated herein by reference.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         The disclosure set forth in Item 5.02 below with respect to Steven E. West is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Nicholas J. Benson
------------------

         On June 22, 2006, the Board of Directors of Sunterra Corporation (the "Company") directed that Nicholas J. Benson, the Company's President and Chief Executive Officer, be placed on paid administrative leave from all officer positions of the Company (but not any positions as director), including with any of the Company's direct or indirect subsidiaries, effective immediately, to which Mr. Benson agreed, pending the results of the previously disclosed investigation by the Audit and Compliance Committee of the Board into various allegations (including accounting improprieties) made by an individual formerly employed by the Company's Spanish operations and pending the determinations of the Board with respect thereto. Mr. Benson continues to serve as a director of the Company. On June 22, 2006, the Company and Mr. Benson entered into an agreement relating to the terms and conditions of his administrative leave.

James A. Weissenborn
--------------------

         The Company's Board of Directors appointed James A. Weissenborn, a current member of its Board of Directors, to serve as the Company's interim President and Chief Executive Officer effective June 22, 2006. Mr. Weissenborn has served as a member of the Company's Board of Directors since April 2004. Since 1999, Mr. Weissenborn has been the Managing Partner and President of Mackinac Partners, LLC ("Mackinac Partners"). Mackinac Partners is a merchant bank that specializes in restructuring and turnaround management, investing, capital markets services, merger and acquisition advisory services, strategic planning services and litigation advisory services. Mr. Weissenborn also served as a Vice President of Sunterra Financial Services from October 2001 to June 2003. During 1999, Mr. Weissenborn served as the Chief Financial Officer of Ilitch Holdings, Inc. From 1997 to 1999, he was the President and Chief Executive Officer of National Mortgage Corporation.

         The Company expects to enter into an agreement with Mackinac Partners pursuant to which Mackinac Partners will provide interim management services, including for Mr. Weissenborn to serve as interim President and Chief Executive Officer of the Company. The term of the engagement is sixth months (with such

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renewals as the parties may agree) and is terminable by either party on 30 days'
prior notice. For such services, the Company will pay Mackinac Partners $75,000 per month; however, if the agreement is terminated by the Company prior to the expiration of three months, Mackinac Partners will be entitled to receive such amount of compensation so that the aggregate consideration Mackinac Partners receives through the termination date is no less than $200,000. In addition, the Company will reimburse Mackinac Partners for reasonable out-of-pocket expenses, including commuting, temporary housing and legal fees. The Company also expects to grant 50,000 shares of restricted stock subject to six months vesting, and 50,000 shares of restricted stock subject to performance-based vesting. In the event of a change of control of the Company, the restricted stock would vest and Mackinac Partners would receive a make-whole lump sum cash amount equal to the $75,000 per month for the period between such event and the end of the term of the agreement. While Mr. Weissenborn serves as interim President and Chief Executive Officer, he will not be entitled to any fees for service as a director of the Company.

         As previously disclosed, on June 12, 2006, the Company entered into an agreement dated June 5, 2006 with Mackinac Partners pursuant to which the Company engaged Mackinac Partners for the purpose of: (a) providing interim management services to Sunterra Europe (Group Holdings) plc ("Sunterra Europe"), including for C. Alan Bentley to serve as interim chief operating officer of Sunterra Europe (or with such other title that the Company and Mackinac Partners agree); (b) providing financial analysis to the Company; (c) assisting with the implementation of the restructuring plan and related downsizing of Sunterra Europe; (d) assisting with the sale of Sunterra Europe if directed by the Board of Directors of the Company; and (e) providing such other services that the Company and Mackinac Partners agree. For such services, the Company will pay Mackinac Partners $85,000 per month, subject to adjustment based on the actual hours of work performed, plus reimbursement of reasonable out-of-pocket expenses. The term of the engagement is from May 16, 2006 until August 31, 2006. In addition to Mr. Bentley, Mackinac Partners has assigned an employee of Mackinac Partners to this engagement. The Company will pay Mackinac Partners additional compensation for any work performed by such employee, as well as for work performed by any other employees who may be later assigned to the engagement.

         Mackinac Partners was also retained to perform consulting services to the Company during its bankruptcy and post-emergence period. Mackinac Partners was paid approximately $0.0 million, $0.0 million, $1.2 million, and $0.6 million during the fiscal year ended September 30, 2005, the nine month period ended September 30, 2004, and the years ended December 31, 2003 and 2002, respectively, under this arrangement, which ended in the second quarter of 2003. In addition, Mackinac Partners was paid approximately $0.1 million during the fiscal year ended September 30, 2005 under a separate, unrelated arrangement.

Steven E. West
--------------

         On June 21, 2006, Steven E. West, the Company's Executive Vice President and Chief Financial Officer, notified the Company that he was


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resigning from the Company effective June 30, 2006, and was resigning as the
Company's Chief Financial Officer effective June 22, 2006.

         As a result of Mr. West's resignation, pursuant to his employment agreement with the Company, dated as of September 5, 2002, Mr. West will receive accrued salary and vacation pay through June 30, 2006.

         In addition, under Mr. West's employment agreement and separate stock-based compensation agreements:

          o Of Mr. West's options to purchase 190,000 shares of the Company's common stock at an exercise price of $15.25, those options which have vested will expire on the three month anniversary of his June 30, 2006 termination date, and those options which have not vested will expire on June 30, 2006; and

          o Mr. West will forfeit 30,000 restricted unvested shares of the Company's common stock and transfer such shares of Common Stock back to the Company on his June 30, 2006 termination date.

Robert A. Krawczyk
------------------

         The Board of Directors appointed Robert A. Krawczyk to serve as Chief Financial Officer of the Company effective June 22, 2006. Mr. Krawczyk has served as Vice President and Corporate Controller of the Company since August 2004 and was named the Chief Accounting Officer in May 2005. Prior to joining the Company, Mr. Krawczyk was employed by Deloitte & Touche LLP from 1995 to August 2004, most recently as a Senior Manager specializing in the timeshare industry. Prior to joining Deloitte & Touche LLP, Mr. Krawczyk was a commercial lender in the Corporate Finance Department at Barnett Bank.

         The Company expects to enter into an agreement with Mr. Krawczyk pursuant to which: his base salary would be $300,000 per annum; he would be eligible for an annual cash bonus (50% of base at target level); he would receive 25,000 shares of restricted stock vesting over three years; and he would be eligible for additional awards in the future under the Company's plans.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2006
                                      SUNTERRA CORPORATION


                                      By:  /s/ James A. Weissenborn
                                         ---------------------------------
                                           Name:  James A. Weissenborn
                                           Title: Interim President and
                                                  Chief Executive Officer







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